UNITED STATES BANKRUPTCY COURT
                          MIDDLE DISTRICT OF LOUISIANA


IN RE:                                 ss.
                                       ss.
                                       ss.                    CASE NO. 94-11474
CAJUN ELECTRIC POWER                   ss.
COOPERATIVE, INC.,                     ss.                           Chapter 11
                                       ss.
DEBTOR.                                ss.                  USDC NO. 94-CV-2763


                           PLAN OF REORGANIZATION FOR
                     CAJUN ELECTRIC POWER COOPERATIVE, INC.
                        SUBMITTED JOINTLY BY THE MEMBERS
                 COMMITTEE, SWEPCO AND ENTERGY GULF STATES, INC.

               The Cajun Electric Members Committee ("Members Committee"), Southwestern Electric Power Company ("SWEPCO") and Entergy Gulf States, Inc. formerly known as Gulf States Utilities Company ("GSU") (collectively the "Proponents") hereby propose the following plan of reorganization ("Plan") which provides for the liquidation of Cajun Electric Power Cooperative, Inc., the debtor herein ("Debtor" or "Cajun"):

                               SUMMARY OF THE PLAN

               As more particularly described herein, the Plan submitted by the Proponents is unique in that it is jointly submitted by two Louisiana electric public utilities (SWEPCO and GSU) along with ten of Cajun's Members, which jointly serve a population in the State of Louisiana of over two million. The Proponents have joined together to present to the creditors of Cajun and the Court a Plan that will resolve Cajun's bankruptcy through the disposition of assets, the initiation of new power supply arrangements and the settlement of all claims and litigation. The Plan has the goal of offering competitive wholesale rates to the Members, while maximizing value to the Cajun estate. The Plan, if confirmed by the Court, would resolve all existing and potential litigation with respect to GSU and the member coops, allow the estate to immediately receive substantial value, and satisfy the concerns of the Louisiana Public Service Commission ("LPSC").

               The Plan provides for the acquisition of Cajun's non-nuclear assets by a subsidiary or affiliate of SWEPCO for $780 million in cash and the funding of various bankruptcy claims and expenses by SWEPCO, as necessary, to confirm the Plan, of up to $20 million. The Plan ends the GSU litigation by incorporating the terms of a global settlement negotiated between the Proponents. The Plan (i) is the only plan that has the support of the Members;
(ii) is the only plan that avoids litigation over the Members' contract rights; and (iii) reduces rates to a competitive level and is therefore supportable by the LPSC. In short, the Proponents' Plan is the only feasible plan that can be confirmed without years of litigation.

               The distinguishing attribute of the Plan is that it will produce competitive wholesale rates to cooperatives serving over one million Louisiana residents and maximize the value of the Cajun estate. The cooperatives cannot and will not remain viable at non-competitive rates, as evidenced by the bankruptcy of Washington St.Tammany, the insolvency and acquisition of BREMCO, the agreement of the Teche Board to sell to CLECO, and other cooperatives that are experiencing financial difficulties.

               The Plan includes consensually negotiated average wholesale rates at a reasonably competitive level of approximately 37.4 mills, which would immediately provide significant rate relief to Louisiana ratepayers while also maximizing the value of the estate. Any plan that unilaterally proposes higher, non-competitive rates in an effort to extract excessive value from Louisiana ratepayers would not provide a permanent solution to the substantial rate disparity between cooperatives on the one hand, and investor-owned and municipal utilities on the other hand.

               The Plan provides for an enterprise (hereinafter "SWECO") to be formed by SWEPCO as a wholly owned subsidiary or affiliate to acquire Cajun's non-nuclear assets more specifically defined in the Asset Purchase Agreement (hereinafter the "Acquired Assets"). Under the Plan, SWECO will purchase the Acquired Assets for the sum of $780 million, payable in cash (the "Sale Proceeds") pursuant to the proposed Asset Purchase Agreement. The Asset Purchase Agreement that will be executed by SWECO shall be substantially in the form of the Asset Purchase Agreement which is attached as EXHIBIT "1" to the Plan. To the extent that there are any conflicts with respect to the acquisition transaction between the terms of the Plan and the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control. The Plan contemplates that any assets remaining in Cajun after the consummation of the Asset Purchase Agreement and the River Bend Settlement will be (i) liquidated by the Trustee with the proceeds of such liquidation distributed in accordance with the Plan; or (ii) conveyed by the Trustee to the holder of the lien on such assets. The sale proceeds, liquid assets and any proceeds of other assets liquidated by the Trustee shall be distributed in accordance with the terms of this Plan.

               A primary distinguishing feature of the Plan is that it incorporates consensual power supply contracts with each of the Members thereby avoiding costly litigation over the enforcement, assumption and/or assignment of those contracts that is inherent in the other Competing Plans. The Members and SWECO shall enter into new Power Supply Agreements substantially in the form of EXHIBIT "2" attached to the Plan, whereby SWECO shall be obligated to supply and the Members shall be obligated to purchase all of their power requirements up to the capacity of the Acquired Assets. SWECO and the Members Committee contemplate continued negotiation and refinement of the form of the Power Supply Agreement.

               On August 26, 1996, Judge Polozola signed an Order and Judgment Approving Settlement by and among Cajun Electric Power Cooperative, Inc.,

Entergy Gulf States, Inc., Entergy Corporation, and the Rural Utilities Service of the Department of Agriculture (the "Order"). A true and correct copy of the Order is attached as EXHIBIT "3" to the Plan. The settlement approved by the Order (hereinafter the "River Bend Settlement"), among other things, puts an end to years of expensive litigation among Cajun, GSU, and the RUS, provides for the transfer of Cajun's River Bend Interest at the discretion of the RUS to a bidder, the RUS or GSU, provides for the establishment of a Decommissioning Trust Fund, and settles the claims of GSU that put at issue the Trustee's ability to transfer Cajun's non-River Bend assets apart from the River Bend assets and obligations and free and clear of all liens and encumbrances. The Order provides that the settlement could be consummated independent of any plan of reorganization. The Order is the subject of an appeal to the United States Court of Appeals for the Fifth Circuit, but no stay has been sought or entered pending the appeal. If the Order is overturned and/or vacated on appeal before the settlement has been concluded, the terms of the River Bend Settlement, currently incorporated in the Plan, will be implemented through the confirmation of the Plan.

                                TERMS OF THE PLAN

                             ARTICLE 1: DEFINITIONS

        1.1 "ACQUIRED ASSETS" are defined in the Asset Purchase Agreement.

        1.2 "ALLOWED CLAIM" means any Claim against the Debtor, (i) the proof of which was filed on or before the Bar Date; or (ii) that was scheduled by the Debtor as liquidated in amount and not disputed or contingent; and (iii) in either case, a Claim to which no objection is timely filed or that is allowed by a Final Order of the Court.

        1.3 "ALLOWED SECURED CLAIM" means any Allowed Claim to the extent of the value of (i) a lien on the assets which are property of the estate, or (ii) a right of set-off under Code Section 553.

        1.4 "ALLOWED UNSECURED CLAIM" means any Allowed Claim to the extent it is not secured either by a lien on the Debtor's assets or a right of set-off under Code Section 553.

        1.5 "ASSET PURCHASE AGREEMENT" means the agreement by and between the Trustee and SWECO providing for the sale of the Acquired Assets to SWECO substantially in the form as attached hereto as EXHIBIT "1."

        1.6 "BAR DATE" means October 1, 1995, the date designated by the Court in its Order dated August 21, 1995 as the last day for filing a proof of Claim.

        1.7 "CLAIM" means a claim as defined in Code Section 101(5) against Cajun.

        1.8 "COBANK" means CoBank, N.A., formerly National Bank for
Cooperatives.

        1.9 "CODE SECTION" means a section of the United States Bankruptcy Code, 11 U.S.C. ss.101 et seq., as in effect with respect to the Reorganization Case.

        1.10 "CONFIRMATION ORDER" means the order of the Court confirming this Plan.

        1.11 "COURT" means the United States District Court for the Middle District of ouisiana, exercising its original bankruptcy jurisdiction pursuant to 28 U.S.C. ss.1334.

        1.12 "DECOMMISSIONING TRUST FUND" means a segregated trust fund to be established to satisfy obligations for Decommissioning Costs (as defined in the River Bend Settlement).

        1.13 "DISBURSEMENT FUND" means that certain interest bearing escrow account to be established under the supervision of the Trustee, into which the Purchase Price is deposited.

        1.14 "EFFECTIVE DATE" means a date selected by the Proponents for this Plan to become effective, and for documents to be executed to implement the provisions of the Plan, which date shall be not later than 90 days after the Confirmation Order becomes a Final Order and all required conditions to closing set forth in the Asset Purchase Agreement and all conditions to effectiveness specified herein are obtained.

        1.15 "ESTATE" means the bankruptcy estate of the Debtor created by Bankruptcy Code Section 541.

        1.16 "EXCESS FUNDS" which is also sometimes characterized by the Members' Committee as "Ratepayer Trust Fund," means the excess funds collected by Debtor that are accumulating in a segregated fund pursuant to the Order Concerning Use of Cash Collateral and Adequate Protection approved by the Bankruptcy Court on February 13, 1995, and all interest thereon less any sums withdrawn by the Trustee to fund the Decommissioning Trust Fund as provided in the River Bend Settlement.

        1.16 "EXCLUDED ASSETS" are defined in the Asset Purchase Agreement.

        1.17 "FINAL ORDER" means an order or judgment (a) as to which the time has expired within which a proceeding for review (whether by way of rehearing, appeal, certiorari (or otherwise) may be commenced, without any such proceeding having been commenced, or (b) which, if such a review proceeding was timely commenced, has been affirmed by the highest tribunal in which review was sought or remains in effect without modification following termination of such proceeding for review, and the time has expired within which any further proceeding for review may be commenced.

        1.18 "GSU" means Entergy Gulf States Utilities, Inc., a Texas corporation formerly known as Gulf States Utilities Company.

        1.19 "GSU SUBORDINATION ACTION" means the adversary proceeding filed by GSU requesting subordination of RUS' claims, Civil Action No. 95-00080-B-M-2.

        1.20 "INITIAL DISTRIBUTION DATE" shall mean a date no later than 30 days after the Effective Date when the initial payments to Allowed Claims, as set forth in this Plan, shall be made.

        1.21 "LPSC" means the Louisiana Public Service Commission.

        1.22 "MEMBERS" means Beauregard Electric Cooperative, Inc., Claiborne Electric Cooperative, Inc., Concordia Electric Cooperative, Inc., Dixie Electric Membership Corporation, Jefferson Davis Electric Cooperative, Inc., Northeast Louisiana Power Cooperative, Inc., Pointe Coupee Electric Membership Corporation, South Louisiana Electric Cooperative Association, Southwest Louisiana Electric Membership Corporation, Teche Electric Cooperative, Inc., Valley Electric Membership Corporation and Washington-St. Tammany Electric Cooperative, Inc.

        1.23 "MEMBERS COMMITTEE" means an unofficial committee comprised of the following 10 Members: Beauregard Electric Cooperative, Inc., Concordia Electric Cooperative, Inc., Dixie Electric Membership Corporation, Jefferson Davis Electric Cooperative, Inc., Northeast Louisiana Power Cooperative, Inc., Pointe Coupee Electric Membership Corporation, South Louisiana Electric Cooperative Association, Southwest Louisiana Electric Membership Corporation, Valley Electric Membership Corporation and Washington-St. Tammany Electric Cooperative, Inc.

        1.24 "PETITION DATE" means December 21, 1994.

        1.25 "PROPONENTS" means the Members Committee, SWEPCO and GSU.

        1.26 "PURCHASE PRICE" is defined in the Asset Purchase Agreement.

        1.27 "RUS" means the United States of America, acting through the Rural Utilities Service (formerly the Rural Electrification Administration), an agency within the United States Department of Agriculture.

        1.28 "REORGANIZATION CASE" means this Chapter 11 case of Cajun (Case No. 94-11474; USDC No. 94-CV-2763).

        1.29 "REPRESENTATIVE" means, with respect to any specified entity, the officers, directors (or functional equivalent, if any), employees, agents, attorneys, accountants, financial advisors, other representatives, subsidiaries, affiliates or any person who controls any of these within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

        1.30 "RIVER BEND JOA" means the River Bend Joint Operating Agreement between GSU and Cajun.

        1.32 "RIVER BEND SETTLEMENT" means the settlement between Cajun, GSU and the RUS as currently defined in the Order and Judgment Approving Settlement by and among Cajun Electric Power Cooperative, Inc., Entergy Gulf States, Inc., Entergy Corporation, and the Rural Utilities Service of the Department of Agriculture, signed by the Honorable Frank J. Polozola on August 26, 1996, in Civil Action No. 94 2763-B2 in the United States District Court for the Middle District of Louisiana.

        1.33 "SUPPLY CONTRACTS" means the long term all-requirements contracts between the Debtor and each of its Members.

        1.34 "SWECO" means Southwestern Wholesale Electric Company, a new entity formed as a wholly owned subsidiary or affiliate by SWEPCO to acquire the Acquired Assets.

        1.35 "SWEPCO" means Southwestern Electric Power Company, a Louisiana based investor owned utility.

        1.36 "TRUSTEE" means the Chapter 11 trustee appointed herein by the Court, or any successor Trustee that may be subsequently appointed by the Court.

        1.37 "UNENCUMBERED EXCLUDED ASSETS" means the Excluded Assets and any proceeds thereof that do not constitute property or proceeds which are subject to valid, perfected and unavoidable liens.

        1.38 "UNENCUMBERED PURCHASE PRICE" means that portion of the Purchase Price that is allocable to Acquired Assets that are not subject to valid, perfected and unavoidable liens.

                   ARTICLE II: TREATMENT OF UNCLASSIFIED CLAIMS.

        2.1 TREATMENT OF ADMINISTRATIVE CLAIMS. The Trustee shall pay in cash on the Initial Distribution Date or, if later, the date payable in the ordinary course of business, the full amount of each Allowed Unsecured Claim entitled to priority under Code Section 507(a)(1) that is outstanding on the Effective Date; provided, however, that in the case of any Claim by a professional for compensation or reimbursement of expenses, payment of such Claim shall be subject to Court approval.

        2.2 TREATMENT OF PRE-PETITION, PRIORITY TAX CLAIMS. The Trustee shall pay in cash on the Initial Distribution Date the full amount of each Allowed Unsecured Claim entitled to priority under Code Section 507(a)(8).

               ARTICLE III: CLASSIFICATION OF CLAIMS AND INTERESTS.

        Claims required to be classified under Code Section 1123(a)(1) and Member Interests are classified as follows:1

        3.1 CLASS 1. ALL OTHER PRIORITY CLAIMS. All Allowed Unsecured Claims entitled to priority under Code Section 507(a) (other than 507(a)(1) and (8)) shall be treated in Class 1. Class 1 is unimpaired.

        3.2 CLASS 2. ALLOWED SECURED CLAIM OF RUS. Class 2 consists of the Allowed Secured Claim of RUS. Class 2 is impaired.

        3.3 CLASS 3. ALLOWED SECURED CLAIM OF COBANK. Class 3 consists of the Allowed Secured Claim of CoBank. Class 3 is impaired

        3.4 CLASS 4. ALLOWED SECURED CLAIM OF HIBERNIA BANK. Class 4 consists of the Allowed Secured Claim of Hibernia. Class 4 is impaired.

        3.5 CLASS 5. ALLOWED OTHER SECURED CLAIMS. Class 5 consists of all other Allowed Secured Claims, if any. Each Secured Claim will be treated as a separate class for purposes of voting and treatment under the Plan. Class 5 is impaired.

        3.6 CLASS 6. ALLOWED UNSECURED CLAIMS. Class 6 consists of all Allowed Unsecured Claims, including but not limited to Member Claims, RUS deficiency Claims, rejection Claims, and unsecured trade Claims. Class 6 is impaired.

        3.7 CLASS 7. MEMBER INTERESTS. Class 7 consists of the interests of the Members in the Debtor. Class 7 is impaired.



-------------------------------
1 The numerous claims of GSU against the estate have not been classified under the Plan because all of GUS's claims have been dealt with in the River Bend Settlement that was approved by Judge Polozola in the Order and Judgement Approving Settlement by and among Cajun Electric Power Cooperative, Inc., Entergy Gulf States, Inc., Entergy Corporation, and the Rural Utilities Service of the Department of Agriculture dated August 26, 1996 (the "Order"). The Order is now the subject of an appeal of the United States Circuit Court of the Fifth Circuit, but no stay has been sought or entered pending the appeal. If the Order is overturned on appeal before the settlement has been consummated, the Plan will be modified to specifically provide for the classification and treatment of GSU's claims according to the terms of the River Bend Settlement.

                     ARTICLE IV: CLASSES IMPAIRED BY THE PLAN.

        Claimants in Class 1 are UNIMPAIRED under the Plan and, therefore, are not being solicited to vote on the Plan pursuant to 11 U.S.C. ss. 1126(f). Claimants and Interest holders in Classes 2, 3, 4, 5, 6, and 7 are IMPAIRED under the Plan and are being solicited to accept or reject the Plan. Although the Class 7 Members Interests are deemed to have rejected the Plan under ss. 1126(g), they are being solicited, and are expected to vote in favor of the Plan.

        The Proponents, however, specifically reserve the right to contest (1) the impaired or unimpaired status of a class under the Plan; and (2) whether any ballots cast by holders of claims or interests in of such class should be allowed to be counted for purposes of Confirmation of the Plan.

                        ARTICLE V: TREATMENT OF CLASSES.

        5.1 CLASS 1. ALL OTHER PRIORITY CLAIMS. All Allowed Other Priority Claims shall be paid in cash and in full on the Initial Distribution Date.

        5.2 CLASS 2. ALLOWED SECURED CLAIM OF RUS. In complete and full satisfaction of the Allowed Secured Claim of the RUS, on the Initial Distribution Date or such later date on which the RUS Secured Claim becomes an Allowed Secured Claim, RUS will receive:

                       (A) that portion of the Sales Proceeds attributable to the Acquired Assets upon which the RUS has a valid, perfected and unavoidable lien;

                       (B) all property of the estate required to be transferred to the RUS pursuant to the River Bend Settlement; and

                       (C) all Excluded Assets on which the RUS has a valid, perfected and unavoidable lien.

        By its agreement to the River Bend Settlement, RUS consents to the disposition and transfer of assets on which the RUS claims a lien or security interest and, where stipulated by the terms of the River Bend Settlement, said transfer is to be free and clear of all claims, liens or security interests of the RUS.

        5.3 CLASS 3. ALLOWED SECURED CLAIM OF COBANK. CoBank filed a proof of claim asserting a secured claim in the amount of $25,486,702.50 plus interest, renewal fees, and expenses. In June 1983, pursuant to a Tax Benefit Transfer Agreement, Cajun transferred federal income tax ownership of certain property to the Clorox Company. In July 1983, Cajun entered into a similar transaction with Eastman Kodak Company ("Kodak"). These Tax Benefit Transfer Agreements (the "TBT Agreements") require Cajun to issue and maintain for the benefit of Clorox and Kodak, respectively, letters of credit in scheduled amounts which were expedited to be sufficient to reimburse Clorox and Kodak for any losses of tax benefits caused by Cajun.

        In connection with each TBT Agreement, Cajun and New Orleans Bank for Cooperatives ("NOBC"), CoBank's predecessor, executed a Letter of credit and Reimbursement Agreement (collectively the "Letter of Credit Agreements") pursuant to which NOBC issued letters of credit for the benefit of Clorox and Kodak. CoBank and its predecessor have twice renewed the letters of credit. The amounts now available to be drawn by Clorox and Kodak are $10,760,070 and $21,309,848.00, respectively (the "LC Debt").

        Cajun's obligation to reimburse CoBank for draws on the letters of credit is purportedly secured by a Supplemental Mortgage; a Subordinated Mortgage, Security Agreement and Financing Statements as amended and supplemented from time to time, an Act of Collateral Pledge dated January 23, 1988 and certain statutory liens. It is believed that this claim of CoBank is largely contingent and matures only if a disqualifying event occurs under the TBT Agreements or if the letters of credit are not renewed prior to their expiration.

        Under the Plan, liability for the contingent claims of CoBank shall be assumed by SWECO on the Effective Date as and to the extent provided in the relevant asset purchase agreement, and SWECO will execute with CoBank new Letter of Credit Agreements to further evidence the purchaser's assumption. SWECO will seek to structure the asset purchase agreement in such a way as to avoid a disqualifying event occurring under the tax benefit transfer agreements. However, in the event that the sale of Cajun's assets to SWECO pursuant to the acquisition of the implementation of the acquisition or the action or structure of the purchaser on the Effective Date causes the indemnity obligation of Cajun to Kodak and/or Clorox to mature and a subsequent draw on a letter of credit, SWECO will assume the reimbursement obligation of the Estate to CoBank arising solely as a result of an act or omission by SWECO (net of the existing cash collateral held by CoBank). If such indemnity obligation so matures, CoBank shall apply all cash collateral it then holds against the reimbursement obligation, and SWECO shall immediately pay the balance of the reimbursement obligation to CoBank, and SWECO shall be entitled to Cajun's rights to the future retirement payments made by CoBank to retire the Class B Stock from time to time whether or not the Class B Stock is held by purchaser or Cajun.

        Under the Plan, the CoBank Class E Stock will be owned by SWECO. Subsequent to the Effective Date, if no disqualifying event has occurred under the tax benefit transfer agreements on or prior to the Effective Date, the contingent claims of CoBank shall continue to be secured by the CoBank Class E Stock, proceeds thereof and related collateral (including patronage, retirements of Class E Stock, existing cash collateral, etc.) ("CoBank Collateral") as more fully described in the Pledge Agreement to be entered into between SWECO and CoBank, and CoBank's liens on CoBank Collateral and its proceeds shall not be discharged or otherwise released or extinguished by confirmation of the Plan. In addition, on the Effective Date CoBank shall be entitled to charge the existing cash collateral account it holds for all unpaid letter of credit fees from the inception of Cajun's Chapter 11 through the Effective Date, and SWECO shall pay all letter of credit fees thereafter. On the Effective Date, however, CoBank shall be deemed to have released any other mortgage or lien on Cajun or reorganized Cajun's assets securing CoBank's contingent claims, except for the CoBank Collateral. Accordingly, on and after the Effective Date, CoBank shall have no interest in any other assets, including, but not limited to, the sales proceeds of Cajun's assets.

        5.4 CLASS 4. ALLOWED SECURED CLAIM OF HIBERNIA BANK. The allowed Secured Claim of Hibernia Bank representing the Industrial Development bonds, secured by the Debtor's current headquarters, building and land, shall be paid in full in accordance with the payment schedule required by such Industrial Development Bonds. Any payment defaults, and any reasonable fees, costs or charges payable under Code Section 506(b), shall be cured on the Effective Date, as an administrative Claim in Section 2.1. SWECO shall cause the future payments on the Industrial Development Bonds to be made to Hibernia Bank, but shall have no personal liability or recourse for such payments. Hibernia Bank shall retain its lien on the headquarters building and land, and may enforce such lien in event of any default after the Effective Date. On the Effective Date, the Debtor shall convey title to the headquarters and land to SWECO, subject to the lien of Hibernia Bank, but free and clear of any and all other liens, claims, and encumbrances including, but not limited to the liens of the RUS.

        5.5 CLASS 5. ALLOWED OTHER SECURED CLAIMS. Each holder of an Allowed Other Secured Claim shall, at the Trustee's option: (a) be paid, on the Initial Distribution Date, on account of its allowed Secured Claim, cash totaling the amount of such Allowed Secured Claim; (b) be paid, on account of its Allowed Secured Claim, the net proceeds of the sale of any property which is subject to the liens securing said Allowed Secured Claim, which sales shall be made in accordance with section 1129(a)(2)(A)(ii) of the Bankruptcy Code; or (c) receive the property which is subject to the liens securing said Allowed Secured Claim in full satisfaction of the Allowed Secured Claim of such holder. In the event of option (b) above, such amount shall be paid on the last to occur of (1) the Effective Date, (2) within ten (10) days after the date on which an order allowing such Allowed Secured Claim becomes a Final Order, or (3) within ten
(10) days after closing of a sale of the property which is subject to the liens securing said Allowed Secured Claim. In the event of option (c) above, the property which is subject to the liens securing said Allowed Secured Claim shall be transferred on the later of (1) the Effective Date, or (2) as soon as practicable after the date on which an order allowing such Allowed Secured Claim becomes a Final Order. Any such property transferred to holders of Allowed Secured Claims under this paragraph shall be transferred either by abandonment of such property by the Trustee under section 554 of the Bankruptcy Code or by transfer of such property "as-is, where-is," without representation or warranty by Debtor or the Trustee, at the trustee's sole option and discretion.

        5.6 CLASS 6. ALLOWED UNSECURED CLAIMS. In full and complete satisfaction of all Allowed Unsecured Claims, Allowed Unsecured Claims will be paid a Pro Rata share of the proceeds of all remaining unencumbered assets in accordance with Section 6.2 hereof.

        5.7 CLASS 7. MEMBER INTERESTS. The interests of the Members in the Debtor shall be canceled as of the Effective Date.

                     ARTICLE VI: MEANS FOR IMPLEMENTING PLAN.

        6.1 CONSUMMATION OF THE RIVER BEND SETTLEMENT. The River Bend Settlement shall be consummated pursuant to the Order and Judgment Approving Settlement by and among Cajun electric Power Cooperative, Inc., Entergy Gulf States, Inc., Entergy corporation and the Rural Utilities Service of the Department of Agriculture dated August 26, 1996. The Order provides the River Bend Settlement may be consummated independent of any plan of reorganization. The Order is now the subject of an appeal to the United States Court of Appeals for the Fifth Circuit, but no stay has been sought or entered pending the appeal If the Order is overturned on appeal before the settlement has been consummated, the terms of the Order shall be implemented through the confirmation of the Plan.

        6.2 SALE OF ACQUIRED ASSETS TO SWECO. On the Effective Date, SWECO shall purchase the Acquired Assets pursuant to the terms and conditions of the Asset Purchase Agreement in exchange for the Purchase Price. The Purchase Price shall be deposited in the Disbursement Fund. On the Effective Date, the Acquired Assets shall be transferred by the Trustee to SWECO free and clear of all liens, claims and interests, except as provided in Sections 5.3 (CoBank) and 5.4 (Hibernia Bank). The Trustee shall be deemed to have entered into the Asset Purchase Agreement as of the date of the Confirmation Order.

        6.3 PAYMENTS UNDER THE PLAN. The Disbursement Fund and the Excluded Assets on hand on the Effective Date shall be held and distributed by the Trustee in accordance with the terms of the Plan.

               Distributions under the Plan will be made as follows:

                       (1) Payments of the Allowed Secured Claim of RUS shall be made in accordance with Section 5.2.

                       (2) Payments to holders of Allowed Other Secured Claims shall be made in accordance with their treatment in
                       Section 5.5 above on the earlier of the Initial Distribution Date or ten (10) days after the Secured Claim becomes an Allowed Secured Claim.

                       (3) Payments required under 11 U.S.C. ss. 1129(a)(9), Allowed Claims under Sections 2.1 (Administrative Claims), 2.2 (Priority Tax Claims), and 5.1 (All Other Priority Claims) shall be made from the following sources of cash: FIRST, in accordance with and to the extent authorized by that Cash Collateral Order signed on February 13, 1995, as amended; SECOND, from Unencumbered Excluded Assets; THIRD, from the Unencumbered Purchase Price; and FOURTH, from an additional cash contribution by SWECO not to exceed $20 million, such additional cash contribution to be made only as necessary to pay such claims in full on the Initial Distribution Date.

                       (4) Payment of the Class 5 Allowed Unsecured Claims shall be made Pro Rata from the Unencumbered Excluded Assets and the Unencumbered Purchase Price after payment in full of the expenses and claims set forth in (3) above.

        6.4 RESOLUTION OF ADVERSARY PROCEEDING 96-1073. The Members Committee and the RUS have asserted claims to the Excess Funds (or the Ratepayer Trust
Fund). These claims will be litigated in Adv. Proc. 96-1073 instituted by the Trustee. If a Final Order is entered in favor of the Members Committee, the funds will be disbursed to the Members subject to the approval of the LPSC. Alternatively, if a Final Order is entered in favor of the RUS, the funds will be distributed to RUS as part of its Class 2 Allowed Secured Claim. Finally, if a Final Order is entered that neither the Members nor the RUS are entitled to the funds, such funds will be available to satisfy priority and Allowed Unsecured Claims.

        6.5 IMPLEMENTATION. Pursuant to Code Section 1142(b) and Bankruptcy Rule 7070, the Trustee shall execute or deliver any and all documents or instruments, or to perform any other act necessary to implement or consummate this Plan. If the Trustee refuses to comply with such direction, the Court may direct the Trustee's compliance with the Plan, or direct the U.S. Trustee to appoint a new trustee to implement and consummate this Plan.

                        ARTICLE VII: EXECUTORY CONTRACTS.

        7.1 SUPPLY CONTRACTS. On the Effective Date, SWECO and the Members shall execute new power supply contracts to replace and supersede the Supply Contracts with the Debtor. This effectively moots the legal challenges to the Supply Contracts and preserves the market for the benefit of creditors.

        7.2 RIVER BEND JOA. Disposition of the River Bend JOA depends on which option RUS elects under the River Bend Settlement. If a transferee (other than GSU) or RUS acquires River Bend, the River Bend JOA will be assumed by Cajun and assigned to such transferee or RUS, as the case may be. If GSU is the transferee of River Bend, Cajun shall be deemed to have rejected the River Bend JOA.

        7.3 COLLECTIVE BARGAINING AGREEMENTS. As provided in the Asset Purchase Agreement, SWECO will deliver to the Trustee a list of Collective Bargaining Agreements to be assumed and assigned to SWECO, modified and assumed and assigned to SWECO, or rejected on the Effective Date. If certain modifications have been negotiated by SWECO consistent with Section 1113 of the Bankruptcy Code prior to the Confirmation Date, such Collective Bargaining Agreements will be assumed and assigned to SWECO on the Effective Date with such agreed

modifications pursuant to the terms of the Plan and the Asset Purchase Agreement. Any rejection of a collective bargaining agreement shall conform to the requirements of Section 1113 of the Bankruptcy Code.

        7.4 ALL OTHER EXECUTORY CONTRACTS. On the Effective Date, the Trustee shall be deemed to have assumed and assigned to SWECO all other executory contracts of the Debtor, except for executory contracts identified on a list of executory contracts to be rejected which shall be filed by SWEPCO on or before twenty days prior to the date of the hearing on confirmation of this Plan. The contracts so identified shall be deemed rejected on the Effective Date. All payments necessary to cure any defaults on contracts to be assumed and assigned to SWECO, shall be paid as administrative Claims under Section 2.1 on the Initial Distribution Date.

                     ARTICLE VIII: MISCELLANEOUS PROVISIONS.

        8.1 VOTING. All of the classes (except Class 1) are eligible to vote on the Plan.

        8.2 CRAMDOWN. In the event any class of creditors that is impaired does not accept the Plan as provided in Code Section 1129(a)(8)(A), the Proponents request that the Court confirm the Plan pursuant to Code Section 1129(b).

        8.3 MODIFICATIONS OF THE PLAN. The Proponents may jointly modify the Plan in accordance with Code Section 1127.

        8.4 U.S. TRUSTEE FEES. All fees payable by the Debtor pursuant to 28 U.S.C. ss.1930 have been paid or shall be paid as of the Effective Date.

        8.5 RELEASE. In consideration for agreements made by each of the parties set forth herein in connection with the terms and conditions of the Plan, the Trustee shall, on the Effective Date, release and discharge all direct or derivative rights, claims and causes of action which constitute property of the Estate, including but not limited to claims under Bankruptcy Code Sections 506, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553, and any state laws corresponding thereto, arising prior to the Effective Date, against the Members, the Members Committee, SWEPCO, SWECO, Central and South West Corporation, GSU and their respective current and former Representatives.

        8.6 SETOFFS. Subject to the limitations provided in Bankruptcy Code
Section 553, all parties retain their rights of setoff or recoupment pursuant to applicable law. Neither the failure to set off the estate's claim nor the allowance of any Claim hereunder shall constitute a waiver or release by the estate of any such claim that the estate may have against the holder, nor shall it constitute a bar by res judicata and/or collateral estoppel to the assertions of claims, either prepetition or postpetition, by the estate as the case may be.

        8.7 SURRENDER OF INSTRUMENTS AND RELEASE OF LIENS. Each claimant who is to receive distributions under the Plan in satisfaction of a Claim shall not receive such distributions until such claimant executes a release of any lien(s) (in recordable form if appropriate) and delivers the same to the Trustee. Any such holder that fails to surrender such instrument or satisfactorily explain its non-availability or to execute such release of liens shall be deemed to have no further Claim and shall not participate in any distribution under the Plan.

        8.8 GSU AND SWEPCO AGREEMENT. The agreements between GSU and SWEPCO dated March 28, 1996 and April 19, 1996 shall remain in full force and effect in accordance with their terms and conditions.

                  ARTICLE IX: RESERVATION OF RIGHTS AND PROPERTY.

        9.1 CAUSES OF ACTION. Except for claims expressly settled or released pursuant to this Plan, and claims set forth in the following sentence, the Trustee shall retain all causes of action it may have under state or federal law including the United States Bankruptcy Code, and the Trustee shall be authorized to prosecute such actions as fully and completely as if the same were being prosecuted by a Trustee in bankruptcy. All claims and causes of actions of any nature or kind, known or unknown, asserted or unasserted which arise from or relate to the assets purchased by and conveyed to SWECO, shall on the Effective Date be deemed assigned and conveyed to SWECO.

        9.2 CLAIMS ADJUDICATION. Each Claim as to which a proof of claim has been filed prior to the Bar Date or that is listed as undisputed, liquidated and non-contingent in the Schedules filed by the Debtor shall be allowed without order of the Court unless an objection thereto is filed in accordance with Bankruptcy Rule 3007 no later than 90 days after the Confirmation. Notwithstanding any term contained in the Plan requiring payment or issuance of any instrument on account of any particular Claim on any particular date, such payment or issuance shall not take place except to the extent that (a) in the case of a Claim by a professional person for compensation and reimbursement of expenses, such Claim has been allowed by order of the court, or (b) in the case of any other Claim, such Claim has been allowed by Final Order of the Court or by operation of the preceding sentence.

        9.3 VESTING OF PROPERTY IN TRUSTEE AND SWECO. On the Effective Date, all of the property of the estate that is not sold to SWECO, if any, or otherwise liquidated shall be vested in the Trustee, free and clear of all Claims and interests of creditors except as provided for in the Plan, and Cajun shall be entitled to liquidate such assets without further order of the Court pursuant to Code Section 1141(b). Upon the completion of the liquidation of the assets re-vesting in the Trustee, if any, the Trustee shall cause and implement the dissolution of Cajun under Louisiana law. All assets conveyed to SWECO (i.e. the Acquired Assets) shall be conveyed free and clear of all liens, claims, interests and encumbrances, whether lien claims or otherwise, unless specifically authorized by this Plan. The conveyance to SWECO shall further be free and clear of any claims of successorship liability, and SWECO shall have no successor liability as a result of its purchase of the Acquired Assets, or as a result of any provisions of this Plan.

                    ARTICLE X. REQUIRED REGULATORY APPROVAL.

         The effectiveness of the Plan and the obligations of the Proponents hereunder are subject to regulatory approvals by Final Order and other conditions, as set forth in the Asset Purchase Agreement. The Boards of Directors of the Proponents have authorized the filing of the Plan, but reserve the right to approve all final closing documents.

                     ARTICLE XI. RETENTION OF JURISDICTION.

        After confirmation of the Plan, the Court shall retain jurisdiction for the following purposes:

        (1) For the classification of Claims and for the re-examination of any Claims that have been allowed for purposes of voting, and the determination of such objections as may be filed to Claims. The failure to object to or to examine any Claim for the purpose of voting shall not be deemed to be a waiver of the right to object to, or re-examine the Claim in whole or in part;

        (2) For determination of all questions and disputes regarding title to the assets of the estate, determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to action pending as of the date the Confirmation Order is entered, between the Debtor and any other party, including but not limited to, any rights of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code;

        (3) For the correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

        (4) To consider any matters brought before the Court by an interested party necessary to carry out the terms, conditions and intent of this Plan;

        (5) For the modification of this Plan after confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code;

        (6)    To enforce and interpret the terms and conditions of this Plan;

        (7) To enter any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations, restrictions, terms and conditions of such title, rights, and powers as this Court may deem necessary;

        (8) To determine whether a default has occurred under the Plan or the Asset Purchase Agreement, and make such orders as the Court deems necessary to enforce the provisions of the Plan or the Asset Purchase Agreement; and

        (9)    To enter an order concluding and terminating this case.


        Respectfully submitted on this 30th day of September, 1996.

                                       CAJUN ELECTRIC MEMBERS COMMITTEE



                                       By:
                                           David H. Kleiman, One of its Counsel


David H. Kleiman (Indiana Bar No. 5244-49)
James P. Moloy (Indiana Bar No. 10301-49)
DANN PECAR NEWMAN & KLEIMAN, Professional Corporation
One American Square, Suite 2300
Indianapolis, Indiana  46282
(317) 632-3232

John M. Sharp (Bar No. 19149)
A Professional Law Corporation
14481 Old Hammond Highway, Suite 2
Baton Rouge, LA 70816
504-273-8510

                                       SOUTHWESTERN ELECTRIC POWER
                                       COMPANY, INC.



                                       By:
                                           Henry J. Kaim, One of its Counsel
Bobby S. Gilliam (Bar No. 6227)
Wilkinson, Carmody & Gilliam
1700 Beck Building
Shreveport, La 71166
318-221-4196

Myron M. Sheinfeld
Henry J. Kaim
Sheinfeld Maley & Kay
1001 Fannin, Suite 3700
Houston, TX 77002
713-658-8881

                                       ENTERGY GULF STATES INC.



                                       By:
                                           Tom F. Phillips, One of its Counsel
Tom F. Phillips (Bar No. 7532)
Courtney DeBlieux
Taylor, Porter, Brooks & Phillips, L.L.P.
P. O. Box 2471
Baton Rouge, LA 70821
504-387-3221

                             CERTIFICATE OF SERVICE


        The undersigned hereby certifies that a copy of the foregoing has been served on this 30th day of September, 1996, to all parties on the attached distribution list.